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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cohen & Steers, Inc. on Form S-8 of our report dated May 11, 2004 (June 10, 2004 as to Note 4) on the statement of financial condition of Cohen & Steers, Inc. and to the incorporation by reference of our report dated March 17, 2004 (June 16 as to the effects of the stock split described in Note 19) on the consolidated financial statements of Cohen & Steers Capital Management, Inc. and subsidiaries.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
September 10, 2004